                                                              EXHIBIT (h)(10)(b)

                 AMENDMENT NO. 4 TO FUND PARTICIPATION AGREEMENT

     This Amendment to the Fund Participation Agreement ("Agreement") effective March 28, 2002, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), Janus Distributors LLC ("Distributor"), a Delaware limited liability company, and American General Life Insurance Company, a Texas life insurance company (the "Company") is effective as of January 1, 2005.

                                    AMENDMENT

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

     1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

     2. All other terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

AMERICAN GENERAL LIFE                      JANUS DISTRIBUTORS LLC
INSURANCE COMPANY


By:                                        By:
    ------------------------------------       ---------------------------------
Name:                                      Name: Bonnie M. Howe
Title:                                     Title: Vice President


JANUS ASPEN SERIES


By:
    ------------------------------------
Name: Bonnie M. Howe
Title: Vice President

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                                   Schedule A
                   Separate Accounts and Associated Contracts
                             (As of January 1, 2005)

Name of Separate Account and Date         Contracts Funded
Established by the Board of Directors.    By Separate Account
---------------------------------------   --------------------------------------
American General Life Insurance Company   Platinum Investor Variable Annuity
Separate Account D                        Platinum Investor Immediate Variable
                                          Annuity

American General Life Insurance Company   Platinum Investor I & Platinum
                                          Investor II VUL
Separate Account VL-R                     Platinum Investor III VUL
                                          Platinum Investor Survivor VUL
                                          Platinum Investor Survivor II VUL
                                          Platinum Investor PLUS VUL
                                          Corporate America - Variable VUL
                                          Platinum Investor FlexDirector VUL
                                          Platinum Investor IV VUL